Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Post-Effective Amendment No. 10 to Form F-1 of Hitek Global Inc. (the “Company”) of our report dated April 29, 2021, with respect to our audit of the Company’s consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended, which appears in the Prospectus as part of the Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York

December 28, 2021